Exhibit 28(p)(i)
CODE OF ETHICS


SUNAMERICA ASSET MANAGEMENT CORP.
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
(collectively, the "Advisers")

SUNAMERICA CAPITAL SERVICES, INC.
AMERICAN GENERAL DISTRIBUTORS, INC.
(collectively, the "Underwriters")

ANCHOR SERIES TRUST
SEASONS SERIES TRUST
SUNAMERICA EQUITY FUNDS
SUNAMERICA INCOME FUNDS
SUNAMERICA MONEY MARKET FUNDS, INC.
SUNAMERICA SENIOR FLOATING RATE FUND, INC.
SUNAMERICA SERIES, INC.
SUNAMERICA SERIES TRUST
SUNAMERICA SPECIALTY SERIES
VALIC COMPANY I
VALIC COMPANY II
(collectively, the "Funds")

I. PURPOSE

This Code of Ethics (the "Code") has been adopted by the Advisers, the Underwriters and the Funds (collectively, the "Companies") pursuant to Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and Rule 204A-1 under the Investment Advisers
Act of 1940, as amended (the "Investment Advisers Act").

The Companies have a fiduciary duty to act solely for the benefit of investment clients. The Code requires honest and ethical conduct by all Supervised Persons, compliance with applicable laws and governmental rules and regulations, the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code, as described in Section XIV of the Code, and accountability for adherence to the Code. The
Companies' aim is to be as reasonable as possible with respect to internal procedures, while simultaneously protecting the organization and its clients from damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to identify all possible situations in which conflicts might arise, this Code is designed to set forth the Companies' policy regarding the conduct of Supervised Persons in those situations in which conflicts are most likely to develop.

The Companies restate and periodically distribute the Code and any amendments to all Supervised Persons, as defined herein.

II. APPLICABILITY

The following is a description of the categories of persons to which the Code is applicable.

Provisions in this Code specify whether they are applicable to "Supervised Persons," "Access Persons" and/or "Advisory Persons."

"Supervised Persons" means the Advisers' partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the Advisers and are subject to the Advisers' supervision and control.

Certain "Supervised Persons" may also be considered "Access Persons" and/or "Advisory Persons," and are therefore subject to additional provisions in this Code.

"Access Person" means: (1) any Advisory Person, as defined below, of an Investment Client or Adviser; (2) if an Adviser's primary business is providing investment advice, then all trustees, directors, officers or partners of the Adviser are presumed to be Access Persons; (3) all of a Fund's trustees, directors, officers and general partners are presumed to be Access Persons;
(4) any trustee, director, officer or general partner of an Underwriter who in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of securities for the Investment Client or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to the Investment Client regarding the purchase or sale of securities; (5) any Supervised Person who has access to nonpublic information regarding any Investment Client's purchase or sale of securities; nonpublic information regarding the portfolio holdings of any reportable fund; (6) any Supervised Person who is involved in making securities recommendations to Investment Clients, or has access to such recommendations that are nonpublic; and (7) any other persons designated by the Chief Compliance Officer or Review Officer as having access to current trading information for Investment Clients.

"Advisory Person" means: (1) any trustee, director, officer or employee of an Investment Client or Adviser (or of any company in a control relationship to the Investment Client and/or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by an Investment Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship, or deemed by the Review Officer to be in a control relationship, to the Investment Client or Adviser who obtains information concerning the recommendations made to an Investment Client with regard to the purchase or sale of a security. Examples of Advisory Persons are Investment Client Portfolio Managers, Traders, and Analysts.

III. DEFINITIONS

A.	"Adviser" means SunAmerica Asset Management Corp. ("SAAMCo")
and/or The Variable Annuity Life Insurance Company ("VALIC").

B.	"Access Person" (defined above in Section II).  Important Note:
Employees of SAAMCo and VALIC are also subject to the American International Group, Inc. ("AIG") Amended and Restated Insider
Trading Policy (the "AIG Insider Trading Policy"), and its definition of Access Persons ("AIG Access Persons"), which includes any employee that obtains access to AIG or segment financial results before they become publicly available or while in possession of any material, nonpublic information. You may be considered an AIG Access Person under the AIG Insider Trading Policy even if you are not considered an Access Person under this Code.

C.	"Advisory Person" (defined above in Section II).

D.	"Affiliated Company" means a company that is an affiliated person as set forth below.

E.	"Affiliated Fund" means a registered open-end or closed-end
investment company (other than money market funds) registered under the Investment Company Act that is managed by any Adviser, or any affiliate of the Adviser (such as AIG Asset Management), including any such investment company in which a variable annuity contract or life policy may invest, or in a 401(k) or other retirement plan.

F.	"Affiliated Person" means:

(1)	any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

(2)	any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

(3)	any person directly or indirectly controlling, controlled by, or under common control with, such other person;

(4)	any officer, director, partner, copartner, or employee of such other person;

(5)	if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof;

(6)	if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

G.	"Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

H.	"Beneficial Ownership" Under Rule 16a-1(a)(2) under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), a person has a Beneficial Ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities. If in doubt as to whether you have Beneficial
Ownership of securities, please consult the Compliance Department.

(1)	The term "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.

(2)	The term "indirect pecuniary interest" includes the following:

a.	securities held by members of the person's immediate
family sharing the same household; the term
"immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships;

b.	a general partner's proportionate interest in the
portfolio securities held by a general or limited partnership;

c.	a performance-related fee, other than an asset-based
fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function, with exception;

d.	a person's right to dividends that is separated or
separable from the underlying securities;

e.	a person's interest in securities held by certain trusts;

f.	a person's right to acquire equity securities through the
exercise or conversion of any derivative security, whether or not presently exercisable; and*

g.	a person who is a shareholder of a corporation or
similar entity does not have a pecuniary interest in portfolio securities held by the corporation or entity, if the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over management or policies, unless the power is solely the result of an official position with the company.

*The term "derivative security" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security.

I.	"Control" means:

(1)	the power to exercise a controlling influence over the
management or policies of a company, unless such power is solely the result of an official position with such company; and

(2)	ownership of more than 25% of the voting securities of a
company, either directly or through one or more controlled companies (excludes natural persons).

J.	"Covered Security" means any note, stock, treasury stock, bond, municipal security (including interests in a state-sponsored college savings ("Rule 529") plan which is a municipal security), debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. "Covered Security" includes any security issued by closed-end funds and exchange-traded funds
("ETFs").

"Covered Security" shall not include: (i) "U.S. Government Securities, as defined below; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; (iii) shares issued by registered open-end investment companies (with the exception of Affiliated Funds and ETFs); (iv) futures and options on futures; and (v) commodities. Shares issued by Affiliated Funds and ETFs are considered "Covered Securities."

K.	"Disinterested Director or Trustee" means a director or trustee of an
Investment Client registered as an investment company under the Investment Company Act of 1940 who is not an "interested person" (as described below) of the Investment Client, and who would be required to make a report under Section V of this Code solely by reason of being a director or trustee of the Investment Client.

L.	"Government Security" means any direct obligation of the
Government of the United States - State, local and foreign governments not included. Direct obligations of the Government of the United States include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities) program.

Securities issued by entities controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States are not Direct Obligations of the Government of the United States. These include securities issued by, for example, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage
Corporation (Freddie Mac), the Government National Mortgage
Association (Ginnie Mae), Federal Home Loan Banks, Federal Land
Banks, Federal Farm Credit Banks, the Federal Housing
Administration, the Farmers Home Administration, the Export-Import
Bank of the United States, the Small Business Administration, the General Services Administration, Student Loan Marketing Association (Sallie Mae), the Central Bank for Cooperatives, Federal Intermediate Credit Banks and the Maritime Administration.

M.	"Interested Person" with respect to an Investment Client
registered as an investment company under the Investment Company Act of 1940 means:

(1)	any affiliated person of the Investment Client;

(2)	any member of the immediate family of any natural person who is an affiliated person of the Investment Client;

(3)	any interested person of any Adviser of, or Underwriter for, the
Investment Client;

(4)	any person, partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Investment Client has acted as legal counsel for the Investment
Client;

(5)	any broker or dealer registered under the Exchange Act or any affiliated person of such a broker or dealer; and

(6)	any natural person whom the Securities and Exchange
Commission determines by order to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive office of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company.

       NOTE: No person shall be deemed to be an Interested Person of an investment company solely by reason of (i) his/her being a member of its board of directors or advisory board or an owner of the investment company's securities, or (ii) his/her membership in the immediate family of any person specified in clause (i) above.

N.	"Investment Client" means (i) any investment company registered as such under the Investment Company Act, any series thereof, or any component of such series for which the Adviser acts as investment adviser; or (ii) any private account for which the Adviser acts as investment adviser.

O.	"Life Company" means AIG life insurance affiliates of SAAMCo and
VALIC.

P.	"Market Timing" means trading in and out of open-end Affiliated
Funds that is deemed to have a disruptive or otherwise negative impact on the management of such funds. Note: Trading in conjunction with specific investment strategies, e.g., asset allocation and portfolio rebalancing, is not considered to be Market Timing for purposes of this Code.

Q.	"Person" means a natural person or a company.

R.	"Personal Securities Transaction" means:

(1)	transactions for an Access/Advisory Person's own account,
including IRA's;

(2)	transactions for an account in which the Access/Advisory Person has indirect Beneficial Ownership, unless the Access/Advisory
Person has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which the Access/Advisory Person has a beneficial interest (such as a trust for which the Access/Advisory Person is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest"; and
(3)	situations wherein the Access/Advisory Person has a substantial measure of influence or control over an account, but neither the Access/Advisory Person nor his or her family has any direct or indirect beneficial interest (e.g., a trust for which the Access/Advisory Person is a trustee but not a direct or indirect beneficiary).1

"Personal Securities Transaction" shall not include transactions effected pursuant to an automatic investment plan.

S.	"Portfolio Manager" means the person (or one of the persons)
primarily responsible for the day-to-day management of an Investment Client's portfolio.

T.	"Private Placement" means an offering that is exempt from
registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or Rule 504, Rule 505 or Rule 506 thereunder, or any other offering of securities not registered with the Securities and Exchange Commissions.

U.	"Public Offerings"

(1)	Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange
Act.

(2)	Secondary Offering means an offering of previously issued
securities, registered under the Securities Act of 1933, and held by large investors who resell such securities at a higher price.

V.	"Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

W.	"Review Officer" means the person designated by the Advisers'
Ethics Committee2 as responsible for the review of personal trading activity conducted by Access/Advisory Persons.3

X.	"Securities Held or to be Acquired" by an Investment Client means:

(1)	any Covered Security that, within the most recent 7 days, has been considered for purchase or sale for Investment Clients;
and

(2)	any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described above.

Y.	"Supervised Person" (defined above in Section II).

Z.	"Underwriter" means SunAmerica Capital Services, Inc. and/or
American General Distributors, Inc.

IV. SUPERVISED PERSONS - GENERAL PROVISIONS

A.	Standards of Business Conduct

The Companies require that the business conduct of its Supervised Persons adhere to the principals of openness, integrity, honesty and trust. Supervised Persons should not take inappropriate advantage of their position. It is imperative that Supervised Persons who work with investment clients avoid any situation that might compromise or call into question their duty to always consider the best interests of clients.

Supervised Persons are required to comply with applicable federal securities laws and all other applicable laws and governmental rules and regulations. The applicable federal securities laws include, but are not limited to, the Securities Act of 1933, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Investment Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury. Supervised Persons are also required to comply with applicable rules of self-regulatory agencies such as the Financial Industry Regulatory Authority ("FINRA"). FINRA rules contain initial account/trading notification requirements and additional restrictions and prohibitions for registered representatives and other persons associated with an Underwriter, regardless as to whether such persons are Access/Advisory Persons under the Code. Questions from Supervised Persons regarding the legal requirements applicable to their specific positions may be directed to the Chief Compliance Officer or the legal department.

Rule 17j-1 and Rule 204A-1 prohibit fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment clients, if effected by associated persons of such companies. It is unlawful for any affiliated person of the principal underwriter or investment adviser of a registered investment company, in connection with the purchase or sale of a security held or to be acquired by such registered investment company, to:

*	employ any device, scheme or artifice to defraud such
registered investment company;

*	make any untrue statement of a material fact to such registered investment company or omit a material fact necessary in order to make statements to the registered investment company, in light of the circumstances under which they are made, not misleading;

*	engage in any act, practice or course of business that
operates or would operate as fraud or deceit with respect to such registered investment company; or

*	engage in any manipulative practice with respect to such
registered investment company.

In addition, it is clearly in the Advisers' best interest as professional investment advisory organizations to avoid conflicts of interest or even the appearance of such conflicts of interest. While it is impossible to anticipate all instances of potential conflict, Supervised Persons have a duty to routinely act in the best interest of the Advisers and their investment clients.

B.	Conflicts of Interest/Pre-Clearance of Certain Transactions
and Activities applicable to all Supervised Persons

Supervised Persons should be aware of activities that may involve conflicts of interest. Set forth below are examples of situations involving real or potential conflicts,4 as well as pre-clearance requirements:

*	Inside Information/Insiders.	Supervised Persons may not use
"inside information" to conduct personal securities transactions or Investment Client transactions. Supervised Persons are subject to the Advisers' Insider Trading and Material Non-Public Information Policy and Procedures and the AIG Insider Trading Policy, which are incorporated by reference herein.

Even if you are not an Access Person under this Code, you may be an AIG Access Person under the AIG Insider Trading Policy and subject to its "Window Periods," "Blackouts" (as defined in that Policy) and other restrictions and prohibitions under that Policy. As described more fully in the AIG Insider Trading Policy, you may become an AIG Access
Person under the AIG Insider Trading Policy if, for example, you obtain access to AIG or segment financial results before they become publicly available or while in possession of any material, nonpublic information. AIG Access Persons in possession of AIG or segment financial results before they become publicly available are prohibited from engaging in AIG securities transactions. Please consult the Compliance
Department if you have any questions regarding this Code or the AIG Insider Trading Policy.

*	Use of Information.	Information acquired in connection with
employment by the Advisers may not be used in any way that might be contrary to or in competition with the interests of Investment Clients. Supervised Persons are reminded that certain Investment Clients have specifically required that the Advisers treat their relationship with confidentiality.

*	Disclosure of Information.	Information relating to actual or
contemplated investment decisions, research priorities, and Investment Client interests may not be disclosed to persons outside the Advisers, and in no way be used for personal gain.

*	All Supervised Persons of SAAMCo (which includes all
employees, regardless as to whether they are Access/Advisory
Persons), are reminded that they must pre-clear all transactions in shares of SAAMCo-managed closed-end funds ("SAAMCo Closed-
End Funds") regardless as to whether they have access to any such information with respect to such funds.

*	Please also note that all officers and directors of the SAAMCo Closed-
End Funds are subject to the Policies and Procedures Applicable to Officers and Directors with respect to the Trading of Shares of the Funds, which prohibits the misuse of material non-public information along with imposing certain blackout trading restrictions, the contents of which are incorporated by reference herein.

*	Please also note that certain Supervised Persons may also be deemed to be "insiders" with respect to SAAMCo Closed-End Funds and therefore are subject to Section 16 of the Exchange Act and the rules thereunder, including the rules requiring filing of Forms 3, 4 and/or 5 and the so-called "short-swing" rule, which prohibits such persons from profiting from sales within six months from purchase.

*	Outside Activities.  Each Supervised Person must complete an Outside
Activities Approval Form, Exhibit A, which must be approved by the Supervised Person's manager and the applicable Chief Compliance
Officer(s) prior to accepting positions such as directorships, trusteeships, employment with another organization, or membership in investment organizations (e.g., an investment club).

Note: As a general matter, directorships in unaffiliated public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of Investment Clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.

*	Market Timing.	 Supervised Persons may not engage in Market Timing
as defined in Section III.

V. PROVISIONS APPLICABLE TO ACCESS AND/OR ADVISORY PERSONS

A.	General Provisions

Access/Advisory Persons' personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the Access/Advisory Person's position of trust and responsibility. If you have any doubt as to the propriety of any activity, you should consult the Review Officer.

The following prohibitions and restrictions apply to Access/Advisory Persons with respect to accounts for which they have Beneficial Ownership. Please note that, for purposes of Subsections A.(2), (5), (10) and (13),"Investment Client" shall exclude passively managed Investment Clients5. Please also note that certain transactions as defined in Subsection C below may be exempt from these prohibitions and restrictions.

No Access Person or Advisory Person may:

(1)	engage in any act, practice or course of conduct that would
violate the provisions of the Rule as set forth in this Code;

(2)	purchase or sell, directly or indirectly, any security (or
security or instrument the price of which is derived from such security) in which he/she has, or by reason of such transaction acquires, any direct or indirect Beneficial
Ownership and which to his/her actual knowledge at the time of such purchase or sale is being (a) considered for purchase or sale by an Investment Client, including any sub-advised Investment Client,6 or (b) purchased or sold by any portfolio of the Investment Client;7

(3)	 disclose to persons, that are not classified as Access or
Advisory Persons under the Code of Ethics the securities activities engaged in or contemplated for the various portfolios of the Investment Clients;

(4)	recommend any securities transaction for an Investment
Client without having disclosed his or her interest, if any, in such securities, including without limitation:

a.	his or her direct or indirect Beneficial Ownership of
any securities or such issuer;

b.	any contemplated transaction by such person in
such securities;

c.	any position with such issuer or its affiliates; and

d.	any present or proposed business relationship
between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other;
provided, however, that in the event the interest of such Access/Advisory Person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the company or on the market for the securities generally, such Access/Advisory
Person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

(5)	execute a personal securities transaction, other than a
securities transaction specifically exempted by this Code, on a day during which any Investment Client has a pending
"buy" or "sell" order in that same security.

(6)	profit from short-term trading, which is defined as
trades of securities subject to preclearance
requirements that are initiated and closed within a 60-
day period. Note: While this policy is not intended to
prohibit Access/Advisory Persons from suffering losses
from trades conducted within the short term trading
period, the firm strongly discourages short-term trading
by Access/Advisory Persons, and exceptions to this
prohibition must be granted by the Review Officer;
(7)	acquire securities in a Public Offering without the prior
approval of the Compliance Department. Attached as Exhibit B hereto is a preclearance form for participation in a Public Offering. In considering such a request for approval, the Compliance Department will determine whether the proposed transaction presents a conflict of interest with any Investment Client or otherwise violates the Code. The Compliance Department, in consultation with the Review Officer, will also determine whether the following conditions have been met prior to the acquisition of any security in a Public
Offering:

a.	purchase is made through the Access/Advisory
Person's regular broker;

b.	number of shares to be purchased is
commensurate with the normal size and activity of the Access/Advisory Person's account;

c.	the transaction otherwise meets the requirements
of the FINRA's rules on freeriding, whereby an underwriting syndicate member withholds a portion of a new securities issue and later resells it at a price higher than the initial offering price and withholding, whereby a participant in a public offering fails to make a bona fide public offering at the public offering price; and

d.	if applicable, the transaction otherwise meets the
requirements of FINRA Rule 2790.

(8)	acquire any securities in a Private Placement without the
prior approval of the Compliance Department. Attached as Exhibit C hereto is a preclearance form for participation in a Private Placement. The Compliance Department, in consultation with the Review Officer, will consider, among other factors, whether Investment Clients should have first preference for the investment opportunity, and whether the opportunity is being offered to an individual by virtue of his or her position with the Investment Client or as a reward for past transactions. Access/Advisory Persons who have been authorized to acquire securities in a Private
Placement must disclose the Private Placement investment if he/she plays a material role in an Investment Client's subsequent investment decision regarding the same issuer. In the circumstances above, the Access/Advisory
Person's decision to purchase the security for an Investment Client's account will then be subject to an independent review by an investment professional with no personal interest in the transaction;

(9)	engage in hedging and derivative transactions in the
securities of American International Group, Inc. and its subsidiaries, including short sales, put or call options, swaps, collars or similar derivative transactions (not including transactions in stock options);

(10)	(for Advisory Persons only) engage in any of the
following "Blackout Period" trades:

*	purchase a security (or security or instrument the price
of which is derived from such security) within 7 calendar days before a purchase or sale in that same security occurs on behalf of an Investment Client;

*	sell a security (or security or instrument the price of
which is derived from such security) within 7 calendar days before a sale in that same security occurs on behalf of an Investment Client; or

*	purchase or sell a security (or security or instrument
the price of which is derived from such security) within 7 calendar days after a purchase or sale in that same security occurs on behalf of an Investment Client.


For the avoidance of doubt, Advisory Persons are not prohibited from selling a security (or security or instrument the price of which is derived from such security) within 7 calendar days before a purchase in that same security occurs on behalf of an Investment
Client unless, as described in Section V.A.2. of the Code, such Advisory Person has actual knowledge at the time of such sale that the security was being considered for purchase or sale by an Investment
Client.

(11)	(for Advisory Persons who are research analysts only)
purchase or sell securities (or security or instrument the price of which is derived from such security) they are assigned to cover;

(12)	(for Advisory Persons only) take a short position in any
personal account (i.e., any account in which he/she has Beneficial Ownership of securities) with respect to a security held long by an Investment Client (or vice versa)
(a) over which he/she renders discretionary advice, or (b) for which he/she makes securities recommendations.

(13)	(for Advisory Persons only) purchase, directly or
indirectly, any security (or security or instrument the price of which is derived from such security) that is held by any portfolio of the Investment Client for which the day to day portfolio management is performed by SAAMCo.

B.	Preclearance

Except as specifically exempted below and otherwise in this Code, all Access/Advisory Persons must preclear through the Compliance Department transactions in Covered Securities for any account in which he/she has Beneficial Ownership. Access/Advisory Person trades, in accounts in which they have a Beneficial Ownership interest, may be subject to review/approval by managers and/or supervisors. Any Portfolio Manager wishing to effect a personal securities transaction that might be viewed as contrary to a position held in any portfolio for which he/she serves as Portfolio Manager must document the contrary opinion on the preclearance request. Please note the prohibition set forth above in Section V.A.13. with respect to simultaneous short and long positions in the same security. The Compliance Department will review any potential conflict of interest as part of its normal preclearance procedure.

Preclearance requests are created by using the Personal Investing Compliance website at the following address:
https://domino.aig.com/Compliance/PRECLEAR.NSF/WebSAAMCO+Main?Op
enNavigator. A request should be created for all transactions in Covered Securities that are not specifically exempted in Subsection C below.

Preclearance Approval Window. Preclearance for personal securities transactions for publicly traded securities will be in effect for one trading day only. This "one trading day" policy is interpreted as follows: If clearance is granted at a time when the principal market in which the security trades is open, clearance is effective for the remainder of that trading day until the opening of that market on the following day.8

Client Account Trading Verification.	The Compliance Department reviews
each Preclearance request to ensure that no conflict exists between SAAMCo/VALIC client account trades and the personal trade being requested.
Only Investment Client accounts managed by the SAAMCo Investments
Department are reviewed. Please note, however, that Section V.A.(2) above prohibits the purchase or sale, directly or indirectly, of any security (or security or instrument the price of which is derived from such security) of which the person has actual knowledge at the time of such purchase or sale is being (a) considered for purchase or sale by an Investment Client, including any sub-advised Investment Client, or (b) purchased or sold by any portfolio of the Investment Client.

C.	Transactions Exempt from Preclearance Requirements

The preclearance requirements described in Subsection B above do not apply to the following transactions; however, these transactions must still be reported as outlined in Subsection E ("Reporting Requirements"):

*	transactions of securities conducted in any account that is
managed on a discretionary basis by a person other than the Access/Advisory Person, and with respect to which such Access/Advisory Person does not in fact influence or control such transactions;

*	transactions of securities (or derivative securities thereof) that generally are not eligible for purchase or sale by Investment
Clients, except that purchase and sale transactions in AIG securities must be precleared (if you are an AIG Access
Person under the AIG Insider Trading Policy then you are subject to Window Periods, Blackouts and other applicable restrictions under that Policy as well);

*	securities transactions that are non-volitional on the part of either the Access/Advisory Person or the Investment Client.
Non-volitional transactions include gifts and inheritances to an
Access/Advisory Person over which the Access/Advisory
Person has no control of the timing, and transactions which
result from corporate action applicable to all similar security holders (such as splits, spin-offs, tender offers, mergers, stock dividends, etc.);
*	purchases that are part of an automatic dividend or distribution reinvestment plan (subsequent sales of securities purchased pursuant to such a plan are not covered by this exemption);

*	purchases effected upon the exercise of rights issued by an
issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

*	transactions pre-approved by the Review Officer for which the
Access/Advisory Person presents a showing of good cause.
Good cause will be deemed to exist where the Access/Advisory
Person is experiencing unexpected financial hardship. A change in an account's investment objectives is not "good cause";

*	transactions relating to the AIG Employee Stock Purchase Plan
("ESPP"). Access/Advisory Persons participating in the ESPP need not report any purchases of securities effected through such plan. However, when Access/Advisory Persons dispose of securities which were purchased through the ESPP, the Access/Advisory Person must report the transaction on his/her quarterly report;

*	transactions of fixed-income securities issued by (a) state or municipal governments, their agencies, authorities or
instrumentalities; (b) agencies or instrumentalities of, or
unconditionally guaranteed by, the U.S. Government (e.g., U.S.
Government Securities and securities issued by Fannie Mae and
Freddie Mac); and (c) foreign governments that are members of the
Organization of Economic Co-Operation and Development
("OECD");
*	transactions of ETF securities (i.e., iShares, QQQ, etc.);

*	transactions in shares of open-end Affiliated Funds.
Transactions in shares of closed-end investment companies traded on a stock exchange are subject to pre-clearance requirements (including SAAMCo Closed-End Funds, which are subject to additional requirements and blackout trading restrictions described more fully herein); and,

*	transactions in interests in state-sponsored Rule 529 Plans.

D.	Exceptions

The Review Officer can grant exceptions from the prohibitions and restrictions outlined in this Code upon determining that the transaction for which an exception is requested would not violate the spirit of any policy embodied in this Code, and that an exception is appropriate to avoid an injustice to the Access/Advisory Person in the particular factual situation. Factors the Review Officer may consider include:

(1)	the size and holding period of the Access/Advisory
Person's position in the security;

(2)	the market capitalization of the issuer;

(3)	the liquidity of the security;

(4)	the reason for the Access/Advisory Person's requested
transaction;

(5)	the amount and timing of Investment Client trading in the
same or a related security; and

(6)	other relevant factors.

Any Access/Advisory Person wishing to request an exception to the provisions outlined in this Code should submit a written request to the Review Officer setting forth the pertinent facts and justification for the exception. Written approval from the Review Officer must be received before the Access/Advisory Person can engage in the particular activity.

E.	Reporting Requirements

Initial Holdings Reports. No later than 10 days after an Access/Advisory Person becomes an Access/Advisory Person, the Access/Advisory Person must report the following information to the Compliance Department, current as of a date no more than 45 days prior to the date the person became an Access/Advisory Person:

(1)	the title, number of shares, and principal amount of each
Covered Security in which the Access/Advisory Person had any direct or indirect Beneficial Ownership when the Access/Advisory Person became an Access/Advisory Person;

(2)	the name of any broker, dealer or bank with whom the
Access/Advisory Person maintained an account in which any securities were held for the direct or indirect benefit of the Access/Advisory Person as of the date the Access/Advisory Person became an Access/Advisory Person; and

(3)	the date that the report is submitted to the Compliance
Department by the Access/Advisory Person.

The initial holdings reports will be reviewed by the Compliance Department on a confidential basis.
Quarterly Transaction Reports. No later than 30 days after the end of each calendar quarter, all Access/Advisory Persons must file a Quarterly Transaction Report containing the following information:

(1)	with respect to any transaction during the quarter in a Covered
Security in which the Access/Advisory Person had any direct or indirect Beneficial Ownership:

a.	the transaction date, security title, interest rate,
maturity date (if applicable), number of shares, and principal amount of each Covered Security involved;

b.	the nature of the transaction (i.e., purchase, sale or
any other type of acquisition or disposition);


c.	the price of the Covered Security in which the
transaction was effected;

d.	the name of the broker, dealer or bank with or through
which the transaction was effected; and

e.	the date that the report is submitted to the Compliance
Department by the Access/Advisory Person.

(2)	Access and Advisory Persons must also provide information on any new brokerage or other accounts established during the quarter including the name of the broker, dealer or bank and the date the account was established.

The Compliance Department will remind all Access/Advisory Persons to complete a Quarterly Transaction Report on or about the last business day of each calendar quarter. Access/Advisory Persons must complete the Report via an intranet web page. Completed Quarterly Transaction Reports are sent directly to the Compliance Department. The Compliance Department reviews all such Reports and personal securities transactions on a confidential basis.

NOTE: The Quarterly Transaction Report requests information on all personal securities transactions conducted during the preceeding quarter as defined above, except for transactions conducted in registered open-end investment companies (other than Affiliated Funds for which reporting is required), bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), U.S. Government Securities (but note that Fannie Mae, Freddie Mac and other U.S. agency securities transactions must be reported), commodities, and futures and options on futures. Access/Advisory Persons must also provide a detailed report on exempted transactions as defined in Subsection C above.

Quarterly reports must be filed by all Access/Advisory Persons, even if there were no reportable transactions during the quarter. (Access/Advisory Persons must click the button "I have no transactions to report" and submit the Report electronically.)

Annual Holdings Reports. By February 14th each year, an annual holdings report must be submitted to the Compliance Department. The report must be current as of a date no more than 45 days prior to the date that the report is submitted. Thus, a December 31st statement may be used for a report submitted by February 14th. The holdings report must include the following information:

(1)	the title, number of shares, and principal amount of each
Covered Security in which the Access/Advisory Person had any direct or indirect Beneficial Ownership;

(2)	the name of any broker, dealer or bank with whom the
Access/Advisory Person maintains an account in which any securities are held for the direct or indirect benefit of the Access/Advisory Person; and

(3)	the date that the report is submitted to the Compliance
Department by the Access/Advisory Person.

The annual holdings reports will be reviewed by the Compliance
Department on a confidential basis.

Exceptions. An Access/Advisory Person need not make an Annual Holdings
Report under this Section with respect to transactions affected for, and Covered Securities held in, any account over which the Access/Advisory Person has no direct or indirect influence or control. See the definition in Section III above. Also, an Access/Advisory Person need not make such a report with respect to transactions in Affiliated Funds held in a SAAMCo direct account if the Access/Advisory Person confirms to the Compliance Department that duplicate statements are received by the Compliance Department not later than 30 days after the close of the calendar quarter in with the transactions took place.

Disclaimer. Reports may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission that the Access/Advisory Person making the report has any direct or indirect Beneficial Ownership in the security to which the report relates.

Duplicate Confirmations and Statements. All Access/Advisory Persons must direct their securities broker to send to the Compliance Department, on a timely basis, (i) duplicate confirmations of all personal securities transactions; and (ii) duplicate periodic statements. Please note that it is the responsibility of each such Person to ensure that their brokerage account, or other investment account, confirmations and statements are received by the Compliance Department. If duplicate confirmations and/or statements are not provided, then Access/Advisory Persons are reminded that they must provide copies of relevant documents to the Compliance Department to fulfill their reporting requirements herein.

VI. DISINTERESTED DIRECTORS OR TRUSTEES

A.	A director or trustee of an Investment Client who is not an officer of such Investment Client or an officer, employee or director of its Adviser need only report a transaction in a security if the director or trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director or trustee of the Investment Client, should have known that, during the 15-day period immediately before or after the date of the transaction by the director or trustee, the security was purchased or sold, or the security was under active consideration by the Investment Client or its Adviser.

B.	The reporting provision in Section V(E) above does not apply to
Disinterested Directors/Trustees.

C.	Disinterested Directors of SAAMCo Closed-End Funds are subject to the Policies and Procedures Applicable to Officers and Directors with respect to the Trading of Shares of the Funds, which, prohibits the misuse of material non-public information and imposes preclearance requirements and certain blackout trading restrictions.

D.	Disinterested Directors of SAAMCo Closed-End Funds are deemed to be "insiders" with respect to such Funds and therefore are subject to
Section 16 of the Exchange Act and the rules thereunder, including the rules requiring filing of Forms 3, 4 and/or 5 and the so-called "short-swing" rule, which prohibits such persons from profiting from sales within six months from purchase.

VII. REVIEW BY THE BOARDS OF DIRECTORS OR TRUSTEES

Management will prepare written reports to the Boards of Directors or Trustees as follows:

(1)	quarterly to identify any material violations of the Code by
Supervised Persons during the previous quarter;

(2)	annually to summarize non-material violations of the Code and personal investing procedures; and

(3)	annually to certify to the Board that the Advisers and Underwriters have adopted procedures reasonably necessary to prevent
Supervised Persons from violating the Code.

VIII. OVERSIGHT BY ADVISERS' ETHICS COMMITTEE, CHIEF COMPLIANCE OFFICER AND/OR REVIEW OFFICER

Adherence to the Code is considered a basic condition of employment with the organization. The Compliance Department will review all personal securities transactions conducted by Access/Advisory Persons to ensure that no conflict exists with Investment Client trades. The Compliance Department, subject to oversight by the Advisers' Ethics Committee, also monitors compliance with the Code and reviews such violations of the Code as they may occur; and reports, periodically and upon request, to the Boards of Directors or Trustees of the various Investment Companies for which the Advisers serve as investment adviser. The Chief Compliance Officer has the authority to reclassify an Access/Advisory Person. The Chief Compliance Officer may restrict or prohibit personal trading privileges of any Supervised Person, including trading in any account in which the Supervised Person has direct/indirect Beneficial Ownership or investment discretion.

IX. SANCTIONS

Upon discovering a violation of this Code, the Companies may impose such sanctions as deemed appropriate, including, among other things, a letter of censure, disgorgement of profits, suspension, or termination of employment of the violator or any other penalty that the Review Officer, Chief Compliance Officer or Advisers' Ethics Committee deems to be appropriate.

The Companies have a zero tolerance policy for personal investing deviations, thus Access/Advisory Persons will be penalized for any such deviations.

Supervised Persons who fail to achieve compliance with all applicable Code policies and procedures during the year may have such fact included on their performance evaluation and may be considered as a factor in any performance-based incentive compensation. Following any violation of this Code, the Supervised Person may be required to meet with the Review Officer to discuss the issue and the implications of future violations of this Code. Additionally, the Supervised Person may be required to re-sign the Code to ensure that they are fully aware of the importance of this Code. The Advisers may impose additional sanctions including, but not limited to, disgorgement of profits, restrictions or termination of trading privileges, and/or termination of employment.

X. CONFIDENTIALITY

All information obtained from any Supervised Persons under this Code shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission or any other regulator or self-regulatory organization to the extent required by law or regulation.

XI. INVESTMENT SUB-ADVISERS' CODES OF ETHICS

Provisions of an Investment Sub-Adviser's Code of Ethics are applicable to persons who, in connection with their regular functions or duties as employees of the Sub-Adviser, make, participate in, or obtain information regarding the purchase or sale of a security, or whose functions relate to the making of any recommendation with respect to such purchase or sale by an Investment Client managed by such Investment Sub-Adviser. Such provisions may be more restrictive than the provisions set forth in this Code. Material violations of an Investment Sub-Adviser's Code of Ethics will be reported to the Investment Client's board of directors.

XII. ADDITIONAL DISCLOSURE

Each Investment Client will disclose the following information in its Statement of Additional Information:

(1)	that the Investment Company and its respective Adviser(s) and
Underwriter have adopted this Code;

(2)	that the Code permits Access/Advisory Persons to invest in
securities for their personal accounts; and


(3)	that the Code is on public file with, and is available from, the
Securities and Exchange Commission.

XIII. CERTIFICATIONS

Each Supervised Person shall submit to the Compliance Department an annual certification stating that he or she has read and understands this Code and recognizes that he or she is subject to its requirements, and that he or she has complied with all requirements of this Code. The certification of Supervised Persons who are also considered to be Access/Advisory Persons must state that he or she has disclosed or reported all personal securities holdings and transactions as required by this Code.

XIV. CORPORATE/FUND RESPONSIBILITY AND REPORTING

Supervised Persons are required to promptly report any violations of the Code to: the Chief Compliance Officer or the AIG Compliance Helpline at 1-877-244-2210. Reports to the AIG Compliance Helpline may be made anonymously. Supervised Persons may also anonymously report violations directly to the Fund boards through the following methods:

VALIC and Annuity Funds' Compliance Hotline:  1-800-683-0520

Retail Funds' Compliance Website:  www.openboard.info/aig.

In addition to the procedures and restrictions described in this Code, Supervised Persons may be subject to additional limitations and requirements, including those set forth in the SAAMCo/VALIC Insider Trading Policy, the AIG Code of Conduct and the AIG Insider Trading Policy relating to personal investing-related activities, as described elsewhere in this Code. Such principles include prohibitions with respect to insider trading, speculative or "in and out" trading in, and hedging and derivative transactions (e.g., short sales, options, swaps or collars) with respect to, securities of AIG and its subsidiaries (other than certain transactions in stock options). Supervised Persons are responsible for contacting the parent company (AIG) to learn more about applicable restrictions, and are expected to maintain full compliance with the parent company's procedures. Any AIG employee may call the AIG Compliance Helpline with questions relating to AIG's Code of Conduct or to report a violation or suspected violation of law or regulation.

It should be noted that a separate code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to the Funds thereunder (the "Section 406 Code") is not part of this Code. In a situation where the Section 406 Code overlaps or conflicts with the provisions of this Code, the Section 406 Code will supersede this Code.

ENDNOTES

1 Such transactions are not subject to the pre-clearance requirements in
Section V. However, in all transactions involving this type of an account, Access/Advisory Persons should conform to the spirit of the Code and avoid any activity that might appear to conflict with Investment Clients or the Access/Advisory Person's position with the Adviser or Underwriter.

2 The Advisers' Ethics Committee is comprised of one or more members of SAAMCo's Compliance Department, Legal Department, and Investment
Department. The composition of the Committee may be changed from time to time.

3 The Review Officer is Katherine Stoner, the Fund's Chief Compliance Officer, who can be reached at (713) 831-3164. Mrs. Stoner may at any time delegate any of the Review Officer's duties to Adam White, who can be reached at (713) 831-2052, or any other member of the Legal or Compliance Staff.

4 This list of examples is illustrative and is not an exhaustive list of situations to avoid.

5 Access Persons should contact the Compliance Department for a list of Investment Clients deemed to be passively managed.

6 Securities of issuers on SAAMCo's Focused/Buy List are presumed to be "considered for purchase" by Investment Clients.

7 Neither the Adviser, nor any Access/Advisory Persons thereof, shall be deemed to have actual knowledge, for purposes hereof, of securities transactions effected for any Investment Client, series thereof, or component of such series, for which such Adviser is the investment adviser, but for which the day to day portfolio management is performed by an entity other than such Adviser.

8 Trading hours are normally Monday through Friday 9:30 a.m. to 4:00 p.m., Eastern Time.


Effective January 1, 2012
Procedure 400




Outside Activity Request Form
SunAmerica Asset Management Corp.
SunAmerica Capital Services, Inc.
The Variable Annuity Life Insurance Company*


Name:  ____________________________________   Date Submitted:  _____________


Title:   ___________________________________   Department:    _____________


Part One:  Approval Request
To comply with the Code of Ethics (the "Code of Ethics") for the above-referenced entities, the AIG Code of Conduct (the "Code of Conduct" and with the Code of Ethics, the "Codes") and FINRA Rule 3030 (as applicable to registered representatives or other persons associated with SunAmerica Capital Services, Inc. ("SACS")), I am requesting approval for the following outside activity through which I will act as a director, trustee, officer, owner, partner, consultant, employee, agent, or participant and/or will receive compensation as result of the activity outside the scope of my relationship with SunAmerica Asset Management Corp. ("SAAMCo"), Variable Annuity Life Insurance Company ("VALIC" and with SAAMCo, the "Advisers"), SACS and/or their affiliates.
Employees desiring to serve as a director, trustee, officer, owner, partner, consultant or agent of a not-for-profit organization as a volunteer and without compensation (e.g., on the board of a school, hospital, cooperative, social or religious organization) need not obtain prior approval if (i) there is no actual, potential or perceived conflict of interest, and (ii) the activity is not investment-related. If an actual, potential or perceived conflict of interest does arise, employees must avoid even the appearance of impropriety in association with their conduct (all conflicts of interest should be disclosed). If an activity is investment-related, then you must obtain approval.

Name of business/activity:

Start date proposed:

Is the business/activity investment-related?

Address of the other business/activity:

Nature of the other business/activity:

Proposed position, title, or relationship with other business/activity:

Proposed duties relating to other business/activity:

Approximate number of hours/month you propose to devote to the other business/activity:

Approximate number of hours/month you propose to devote to the other business/activity during business hours:




*Only Investment Advisory Supervised Persons of The Variable Annuity Life Insurance Company are subject to this requirement.



Part Two:  Certification
I hereby certify that (i) the above information is accurate to the best of my knowledge, (ii) I know of no circumstances that would cause an actual, potential or perceived conflict of interest, including any conflict of interest with AIG or its affiliates or the Advisers' clients (e.g., mutual funds),(iii) this outside activity will not interfere with my current job responsibilities or cause me to violate any of the standards of conduct or supporting policies in applicable Codes, policies, procedures, laws or regulations, (iv) I will promptly provide other information upon request, and (v) I understand that the outside activity will be reported to the Legal and/or Compliance Departments at AIG and/or its affiliates and may be subject to reporting to regulatory agencies.


Employee Signature:

Please submit this form to your direct supervisor. This form must be completed and approved by all required parties prior to engaging in the proposed outside activity.

Part Three:  Approval

Supervisor Approval:

Approved: _______	Not Approved: _______

Printed Name of Supervisor: 		Title:

Supervisor Signature: 		Date:


Investment Adviser CCO Approval (Required for SAAMCo Employees/VALIC Supervised Persons only):

Approved: _______	Not Approved: _______

CCO Signature: 		Date:


SACS CCO Approval (Required for Registered Representatives or Other Persons
 Associated with SACS only):

Approved: _______	Not Approved: _______

CCO Signature: 		Date:


SAAMCo CCO/SACS CCO: upon approval, copies of approval should be sent to employee, supervisor, and AIG Corporate Legal Compliance Group in accordance with AIG Code of Conduct.




Exhibit B: Initial Public Offering Approval Request Form


Employee Name: ________________________________Department: ___________________
Security Information

1.  Name of Issuer:


2.  Type of security:		______ Equity		______ Fixed Income

3.  Planned date of transaction:


4.  Size of offering:


5.  Number of shares to be purchased:


6.  Name of firm making IPO available to you:


7.  Do you do business with this firm in connection with your job duties?

______ Yes		______ No

8. Do you believe that this IPO is being made to you to influence brokerage order flow for client accounts?

______ Yes		______ No

9.  Have you received IPO allocations from this firm in the past?

______ Yes		______ No

If "yes", please provide a list of all previously purchased IPO's:







10. To your knowledge, are other SAAMCo personnel or clients involved?

______ Yes		______ No

If "yes", please list those involved:





11. Describe how you became aware of this investment opportunity:





Certification

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Code of Ethics with respect to personal trading and recognize that I am subject thereto;(ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client of fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect that trade(s) listed above until I have received formal approval.


Signature: 		Date:


Chief Compliance Officer Approval

CCO Name:

______	Approved		______	Not Approved


CCO Signature: 		Date:





Exhibit C: Private Placement Approval Request Form

Employee Name:

Department:

Security Information

1.  Name of corporation, partnership or other entity (the "Organization"):



2.  Is this Organization:		______ Public		______ Private

3.  Type of Security or Fund:



4.  Nature of participation (e.g., Stockholder, General Partner,
Limited Partner), Indicate all applicable:



5.  Planned date of Transaction:



6.  Size of offering (if a fund, size of fund):



7.  Size of your participation:



8.  Would the investment carry a limited liability?

______ Yes		______ No

9.  To your knowledge, are other SAAMCo personnel or clients involved?

______ Yes		______ No

If "yes", please describe:









10. Describe the business to be conducted by the organization:









11. If organization is a fund, please describe investment objective of the fund (e.g., value, growth, core):







12. For portfolio managers: Does a fund that you manage have an investment objective that would make this Private Placement an opportunity that should first be made available to a fund or client you manage money for?

______ Yes		______ No

13.  Will you participate in investment decisions?

______ Yes		______ No

If "yes", please describe:





14.  Describe how you became aware of this investment opportunity:







Certification

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Code of Ethics with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client of fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect that trade(s) listed above until I have received formal approval.


Signature: 		Date:

Chief Compliance Officer Approval

CCO Name:

______	Approved		______	Not Approved

CCO Signature: 		Date:

1
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